Exhibit 99.12

        (Text of graph posted to Ashland Inc.'s website concerning APAC's monthly revenue and twelve month rolling average revenue)

                       APAC Monthly Revenue ($, Millions)


                    2001     2002     2003     2004     2005      2006
                   ------   ------   ------   ------   ------    ------

January               88      113       99      106      107       133
February             151      161      126      131      152
March                145      150      148      171      129
April                206      216      195      204      193
May                  306      289      262      279      287
June                 234      251      226      214      234
July                 241      231      236      233      230
August               324      314      311      307      333
September            309      246      238      230      263
October              313      259      309      285      330
November             216      179      201      176      236
December             152      121      140      150      161



                   APAC 12 Month Rolling Average ($, Millions)

                   2001     2002     2003     2004     2005      2006
                  ------   ------   ------   ------   ------    ------

January             206      226      210      208      207       223
February            208      227      207      209      209
March               206      227      207      211      206
April               203      228      205      211      205
May                 209      226      203      213      205
June                210      228      201      212      207
July                207      227      201      211      207
August              213      226      201      211      209
September           219      221      200      210      212
October             220      216      204      208      215
November            224      213      206      206      220
December            224      211      208      207      221